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                                                 FEDERAL EXPRESS
                                                 December 23, 1997

Investors
c/o Dr. Melvin B. Chrein
21 Copper Beech Lane
Lawrence, NY  11559

    Re: Sale of Starmet Corporation (formerly Nuclear Metals, Inc.) Convertible Debentures

Gentlemen:

    The purpose of this letter is to set forth the following terms and conditions which shall apply to the sale of an aggregate of $900,000 Starmet Corporation 10% Convertible Subordinated Debentures (the "Debentures") by the Company to you.

    The purchase price for the Debentures shall be Nine Hundred Thousand ($900,000) Dollars.

    You acknowledge and understand that the Debentures and the underlying stock (the "Securities") are being offered and sold without registration under the Securities Act of 1933, as amended (the "Act") and in reliance upon an exemption from the registration requirements contained in the Act and the rules and regulations promulgated thereunder.

    Each of you hereby makes the following representations and warranties to the Company:

    (1) You are an "accredited investor" within the meaning of Rule 501(a) under the Act.

    (2) You have sufficient knowledge and experience in financial and business matters which enable you to evaluate the merits and risks of making an investment in the Company. We have provided you with any and all public information concerning the Company which you deem relevant. You have had the opportunity to ask and have received answers to any questions you have with respect to the business and prospects of the Company. You recognize and agree that non-public information provided to you may be used only for purposes of evaluating the investment described above, and for no other purpose.

    (3) You are acquiring the Securities with your own funds, for your own benefit, for investment, and not with a view to the resale or distribution thereof or any

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Investors
December 23, 1997
Page 2


         interest therein.

    (4) You agree with the Company that, as the Securities are unregistered under the Act, they must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available. In addition, you agree not to transfer or dispose of any of the Securities, or any interest therein, except in accordance with all applicable Federal and state laws. You agree that there may be affixed to any certificate representing the Securities and to all certificates issued thereafter representing such Securities (until in the opinion of counsel, which opinion must be satisfactory to counsel to the Company, it is no longer necessary or required) an appropriate legend evidencing the applicable restrictions under the Act.

    Please acknowledge the foregoing by signing the acknowledgement below and returning it to me. If you have any questions or comments, feel free to give me a call.

                                       Very truly yours,

                                       Starmet Corporation

                                       By: /s/ James M. Spiezio
                                          ------------------------

Acknowledgement of :

/s/ Melvin B. Chrein                   /s/ Marshall J. Chrein
---------------------------            ---------------------------
Melvin B. Chrein                       Marshall J. Chrein

WIAF Investors Co.

By: /s/ Charles Alpert                 /s/ George J. Matthews
    ----------------------             ---------------------------
                                       George J. Matthews

Joshua M. Feibusch, MD, PC

By: /s/ Joshua M. Feibusch
    ----------------------

TAW:cy
Enclosure
cc: Robert E. Quinn, President